As filed with the Securities and Exchange Commission on March 11, 2009
Registration No. 333-96063

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 9
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Merrill Lynch, Pierce, Fenner & Smith Incorporated
Initial Depositor
(Exact name of registrant as specified in charter)
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B2B Internet HOLDRSSM Trust
[Issuer with respect to the receipts]

Delaware (State or other jurisdiction of incorporation or organization)	6211 (Primary Standard Industrial Classification Code Number)	13-5674085 (I.R.S. Employer Identification Number)
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250 Vesey Street
New York, New York 10281
(212) 449-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Copies to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated 250 Vesey Street New York, New York 10281 (212) 449-1000 Attn: Corporate Secretary	Andrew B. Jánszky, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

PROSPECTUS

1,000,000,000 Depositary Receipts
B2B Internet HOLDRSSM Trust

The B2B Internet HOLDRSSM Trust issues Depositary Receipts called B2B Internet HOLDRSSM representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified business to business, or B2B Internet companies whose products and services are developed for and marketed to companies who conduct business and electronic commerce on the Internet with other companies.  The Bank of New York Mellon is the trustee.  You only may acquire, hold or transfer B2B Internet HOLDRSSM in a round-lot amount of 100 B2B Internet HOLDRSSM or round-lot multiples.  B2B Internet HOLDRSSM are separate from the underlying deposited common stocks that are represented by the B2B Internet HOLDRSSM.  For a list of the names and the number of shares of the companies that make up a B2B Internet HOLDRSM, see “Highlights of B2B Internet HOLDRS—The B2B Internet HOLDRS” in this prospectus.  The B2B Internet HOLDRSSM trust will issue B2B Internet HOLDRSSM on a continuous basis.

Investing in B2B Internet HOLDRSSM involves significant risks.  See “Risk Factors.”

B2B Internet HOLDRSSM are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates.  B2B Internet HOLDRSSM are not interests in The Bank of New York Mellon, as trustee.  Please see “Description of the Depositary Trust Agreement” in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

The B2B Internet HOLDRSSM are listed on the NYSE Arca under the symbol “BHH”.  On February 27, 2009, the last reported sale price of the B2B Internet HOLDRSSM on the NYSE Arca was $0.28.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

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The date of this prospectus is March 11, 2009.

“HOLDRS” and “HOLding Company Depositary ReceiptS” are service marks of Merrill Lynch & Co., Inc.

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This prospectus contains information you should consider when making your investment decision.  With respect to information about B2B Internet HOLDRS, you should rely only on the information contained in this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell B2B Internet HOLDRS in any jurisdiction where the offer or sale is not permitted.

The B2B Internet HOLDRS are not registered for public sale outside of the United States.  Non-U.S. receipt holders should refer to “U.S. Federal Income Tax Consequences—Non-U.S. receipt holders” and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the B2B Internet HOLDRS or of the underlying securities through an investment in the B2B Internet HOLDRS.

SUMMARY

The B2B Internet HOLding Company Depositary ReceiptS or HOLDRS trust was formed under the depositary trust agreement, dated as of February 18, 2000, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the B2B Internet HOLDRS, and was amended on November 22, 2000.  The trust is not a registered investment company under the Investment Company Act of 1940.

The number of shares of each company’s common stock currently held by the trust with respect to each round-lot of B2B Internet HOLDRS is specified under “Highlights of B2B Internet HOLDRS—The B2B Internet HOLDRS.”  This group of common stocks, and the securities of any company that may be added to the B2B Internet HOLDRS, are collectively referred to in this prospectus as the underlying securities.  The companies included in the B2B Internet HOLDRS may change as a result of reconstitution events, distributions of securities by underlying issuers or other events.  See “Description of the Depositary Trust Agreement—Reconstitution events” for an explanation of these events.  The B2B Internet HOLDRS are separate from the underlying securities that are represented by the B2B Internet HOLDRS.  On February 27, 2009 there were 5,400,800 B2B Internet HOLDRS outstanding.

RISK FACTORS

An investment in B2B Internet HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the B2B Internet HOLDRS, including the risks associated with a concentrated investment in the B2B Internet companies.

General Risk Factors

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Loss of investment.  Because the value of B2B Internet HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the B2B Internet HOLDRS if the underlying securities decline in value.

•	Discount trading price. B2B Internet HOLDRS may trade at a discount to the aggregate value of the underlying securities.

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Ownership of only fractional shares in the underlying securities.  As a result of distributions of securities by companies included in the B2B Internet HOLDRS or other corporate events, such as mergers, a B2B Internet HOLDR may represent an interest in a fractional share of an underlying security.  You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities.  In addition, if you surrender your B2B Internet HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares.  You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

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Not necessarily representative of the B2B segment of the Internet industry.  At the time of the initial offering, the companies included in the B2B Internet HOLDRs were generally considered to be involved in various aspects of the B2B segment of the Internet industry, however, the market price of the underlying securities and the B2B Internet HOLDRS may not necessarily follow the price movements of the entire B2B segment.  If the underlying securities decline in value, your investment in the B2B Internet HOLDRS will decline in value, even if common stock prices of companies in the B2B segment generally increase in value.  In addition, since the time of the initial offering, the companies included in the B2B Internet HOLDRS may not be involved in the B2B segment of the Internet industry.  In this case, the B2B Internet HOLDRS may not consist of securities issued only by companies involved in the B2B segment of the Internet industry.

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Not necessarily comprised of solely B2B Internet companies.  As a result of distributions of securities by companies included in the B2B Internet HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the B2B Internet HOLDRS and that are not involved in the B2B segment of the Internet industry may be included in the B2B Internet HOLDRS.  The securities of a new company will only be distributed from the B2B Internet HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in the B2B Internet HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through Nasdaq National Market System.  As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors.  As there are only 10 broadly defined GICS sectors, the use of GICS sectors to determine whether a new company will be included in the B2B Internet HOLDRS provides no assurance that each new company included in the B2B Internet HOLDRS will be involved in the B2B Internet industry.  Currently, the underlying securities included in the B2B Internet HOLDRS are represented in the Information Technology GICS sector.  As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the B2B Internet HOLDRS, and yet not be involved in the B2B Internet industry.  In addition, the GICS sector classifications of securities included in the B2B Internet

HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.  Therefore, additional GICS sectors may be represented in the B2B Internet HOLDRS, which may also result in the inclusion in the B2B Internet HOLDRS of the securities of a new company that is not involved in the B2B segment of the Internet industry.

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No investigation of underlying securities.  The underlying securities initially included in the B2B Internet HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stocks in the B2B segment of the Internet industry, without regard for the value, price performance, volatility or investment merit of the underlying securities.  Consequently, the B2B Internet HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies.  Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

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Loss of diversification.  As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, B2B Internet HOLDRS may not necessarily be a diversified investment in the B2B segment of the Internet industry.  In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the B2B Internet HOLDRS, may also reduce diversification.  B2B Internet HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

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Conflicting investment choices.  In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your B2B Internet HOLDRS and receive delivery of each of the underlying securities.  The cancellation of your B2B Internet HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program.  The cancellation of B2B Internet HOLDRS will involve payment of a cancellation fee to the trustee.

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Trading halts.  Trading in B2B Internet HOLDRS on the NYSE Arca may be halted if (i) the number of B2B Internet HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (ii) the market value of all B2B Internet HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca.  If trading is halted in B2B Internet HOLDRS, you will not be able to trade B2B Internet HOLDRS and you will only be able to trade the underlying securities if you cancel your B2B Internet HOLDRS and receive each of the underlying securities.

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Delisting from the NYSE Arca.  The NYSE Arca may consider delisting the B2B Internet HOLDRS if (i) the number of B2B Internet HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (ii) the market value of all B2B Internet HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca.  If the B2B Internet HOLDRS are delisted by the NYSE Arca, a termination event will result unless the B2B Internet HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the B2B Internet HOLDRS are delisted.

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Possible conflicts of interest.  Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the B2B Internet HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may provide investment banking or other services for issuers of the underlying securities in connection with its business.

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Delays in distributions.  The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution.  However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the B2B Internet HOLDRS.  In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to the B2B Segment of the Internet Industry

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The stock prices of companies involved in the B2B segment of the Internet industry have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the B2B Internet HOLDRS, and you could lose a substantial part of your investment.  The trading prices of the stocks of B2B Internet companies have been extremely volatile.  These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

▪	general market fluctuations;

▪	actual or anticipated variations in companies’ quarterly operating results;

▪	announcements of technological innovations by competitors of the companies included in the B2B Internet HOLDRS;

▪	changes in financial estimates by securities analysts;

▪	changes in the market valuations of B2B Internet companies;

▪	legal or regulatory developments affecting companies included in the B2B Internet HOLDRS or in the B2B segment of the Internet industry;

▪	announcements by B2B Internet companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

▪	additions or departures of key personnel;

▪	sales of B2B Internet companies’ common stock or other securities in the open market; and

▪	difficulty in obtaining additional financing.

In addition, the trading prices of B2B Internet stocks in general have experienced extreme price and volume fluctuations.  These fluctuations often have been unrelated or disproportionate to the operating performance of these companies.  The valuations of many B2B Internet stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios.  Some of the companies do not or in the future might not have earnings.  As a result, these trading prices may decline substantially and valuations may not be sustained.  Any negative change in the public’s perception of the prospects of B2B Internet companies, generally, could depress the stock prices of a B2B Internet company regardless of B2B Internet companies’ results.  Other broad market and industry factors may decrease the stock price of B2B Internet stocks, regardless of their operating results.  Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of B2B Internet stocks.

As a result of fluctuations in the trading prices of the companies included in the B2B Internet HOLDRS, the trading price of B2B Internet HOLDRS has fluctuated significantly.  The initial offering price of a B2B Internet HOLDR, on February 23, 2000, was $95.09 and during 2008, the price of a B2B Internet HOLDR reached a high of $1.05 and a low of $0.13

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B2B Internet companies must keep pace with rapid technological change to remain competitive.  The Internet market is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements, and changing customer demands.  Internet companies’ success therefore will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their service.  Failure to adapt to such changes would harm their business.  In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt their services or infrastructure.  The electronic commerce market is rapidly evolving and intensely competitive, which competition is expected to intensify in the future.  Barriers to entry are minimal, and current and new competitors can launch new sites and services at a relatively low cost.

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The B2B segment of the Internet industry is extremely competitive, which could adversely affect the business, results of operations and financial condition of many B2B Internet companies.  The B2B segment of the Internet industry is extremely competitive.  The businesses of some of the companies included in the B2B Internet HOLDRS have relatively low barriers to entry, and as a result, competition from other established and emerging companies may develop in the future.  In addition, current customers and partners of B2B Internet companies may, in the future, become competitors.   Increased competition may result in price reductions, reduced margins or loss of market share, any of which could harm the business, operating results or financial condition of B2B Internet companies.

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Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits.  Various B2B Internet companies are active acquirors of other companies as part of their business plans. There can be no assurance that B2B Internet companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue or other projected benefits from such integration. There can be no assurance that B2B Internet companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Further, since some B2B Internet companies have limited experience in acquiring businesses, they may be unable to complete acquisitions on favorable terms.  B2B Internet companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

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Some companies included in the B2B Internet HOLDRS derive significant revenue from only a few customers and a failure to retain these customers or add new customers could affect the business of these companies .  Sales to a small number of customers generate a disproportionate amount of the revenue for some companies included in the B2B Internet HOLDRS.  If any of these significant customers were to go out of business or reduce their purchases, the revenues of these companies would be substantially affected.  Some of the companies included in the B2B Internet HOLDRS do not have long-term contracts with customers and therefore cannot be sure that these customers will continue to purchase products at current levels and, as a result, a customer that generates substantial revenue in a particular period may not be a source of revenue in subsequent periods.

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System failures, interruptions or shutdowns may cause loss of customers.  The success of many B2B Internet companies depends upon the ability to conduct business on the Internet.  If outages or delays on the Internet increase, overall Internet usage, including usage by customers of B2B Internet companies, could grow more slowly or decline.  Many B2B Internet companies also face risks resulting from the potential failure of their communications and computer systems.  Due to capacity limits on technology, transaction processing systems and network hardware and software, some B2B Internet companies will be required to expand and upgrade their systems and technology.  It may be difficult for these companies to project the increased usage and upgrade systems in a timely manner.  Any prolonged failure, interruption, or period of decreased performance could seriously damage the reputation of these B2B Internet companies and result in a loss of customers and negatively affect results of operations.

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New laws and regulations with respect to the Internet could impede its commercial development and adversely affect the business of many B2B Internet companies.  Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services.  Furthermore, the growth and development of the market for online interaction and commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online.  The adoption of any additional laws or regulations may impede the growth of the Internet or other online services which could have a material adverse effect on the business, result of operations and financial condition B2B Internet companies.

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If B2B Internet companies fail to increase market awareness of their brands they will lose revenue opportunities and their sales will suffer.  Failure of many B2B Internet companies to promote their respective brand names or the incurrence of significant expenses promoting and maintaining brand names could have a material adverse effect on the business, results of operations and financial condition of many B2B Internet companies.  Therefore, market awareness of the brand names of many of these companies is critical to achieving widespread acceptance of their products and services.  There can be no assurance that B2B Internet companies will be successful in increasing market awareness of their brands.

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The ability of many B2B Internet companies to offer their products and services depends on their ability to manage rapid growth, which if inefficiently managed could adversely affect their revenues.  Success of the marketing strategies of many of these companies will place extraordinary demands on their network infrastructure and technical support.  Expansion has placed and will continue to place a significant strain on the management, financial controls, operations systems, personnel and other resources of many B2B Internet companies.  There can be no assurance that these companies will complete the necessary improvements to their systems, procedures and controls necessary to support their future operations in a timely manner or that management will be able to hire, train, retain and manage required personnel to manage such rapid growth.

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Inability to adequately protect proprietary rights may harm the competitive positions of many B2B Internet companies.  Many B2B Internet companies rely on a combination of copyrights, trademarks, service marks and trade secret laws and contractual restrictions to establish and protect proprietary rights in their products and services.  There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property.  Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive.  In addition, B2B Internet companies may be subject to claims that their products and services infringe the intellectual property rights of others.  Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require B2B Internet companies to enter into royalty or licensing agreements.

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Many B2B Internet companies could fail to develop strategies which generate additional revenues for their products and services outside United States, which could result in slower revenue growth and losses.  Many B2B Internet companies believe that they must expand their international sales activities to be successful as usage of the Internet increases globally.  The expansion to international markets will require significant management attention and financial resources to develop and expand international sales and marketing activities.  However, there cannot be any assurance that B2B Internet companies who invest in establishing facilities in other countries will produce anticipated revenues.

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Many B2B Internet companies depend on one or only a few product offerings and related services to generate revenues.  The reliance of many B2B Internet companies on the revenues from one or a few products and related services subject these companies to material harm should the price or demand for their products decline.  In addition, many B2B Internet companies rely on only a few customers for a significant portion of their revenues and loss of one or more of these customers or failure of these products to achieve broad market acceptance could result in significant losses for many B2B companies.

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Many B2B Internet companies could be subject to potential product liability claims and third party liability claims related to their products and services.  The customers of B2B Internet companies use these companies’ products and services to manage their operating resources.  Any errors, defects or other performance problems could result in financial or other damages to these customers.  A product liability claim brought against a B2B Internet company, even if not successful, would likely be time consuming and costly and could seriously harm its business, including negative publicity.

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Many B2B Internet companies are dependent on their ability to continue to attract, integrate and retain highly skilled technical and managerial personnel to develop and operate their businesses.  The success of many B2B Internet companies is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel.  If these companies lose the services of any of these key officers or key technical personnel, their future success could be undermined.  Competition for such personnel and relationships has been and may continue to be intense.  There is no certainty that any of these B2B Internet companies will be able to continue to attract and retain qualified personnel.

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Many B2B Internet companies have a history of incurring losses which may make it difficult for these companies to fund their future operations.  Many B2B Internet companies have incurred significant losses since their inception and some may incur additional losses in the future as additional costs are incurred to develop new technology, products and services, expand marketing and sales operations in existing and new markets and develop administrative facilities. If B2B Internet companies do not achieve and sustain profitability, their ability to respond effectively to market conditions, to make capital expenditures and to take advantage of business opportunities could be negatively affected.

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Companies whose securities are included in the B2B Internet HOLDRS may need additional financing, which may be difficult to obtain.  Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the B2B Internet HOLDRS.  Companies whose securities are included in the B2B Internet HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments.  Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest.  These factors may make the timing, amount, terms and conditions of any financing unattractive.  If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the B2B Internet HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services, or, in certain circumstances, suspend or terminate their operations.  Any of these actions may reduce the market price of stocks in the B2B segment of the Internet industry.

HIGHLIGHTS OF B2B INTERNET HOLDRS

This discussion highlights information regarding B2B Internet HOLding Company Depositary ReceiptS.  We present certain information more fully in the rest of this prospectus.  You should read the entire prospectus carefully before you purchase B2B Internet HOLDRS.

Issuer	B2B Internet HOLDRS Trust.

The trust
The B2B Internet HOLDRS Trust was formed under the depositary trust agreement, dated as of February 18, 2000, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the B2B Internet HOLDRS and was amended on November 22, 2000.  The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor	Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee
The Bank of New York Mellon, a New York state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering B2B Internet HOLDRS representing the underlying securities issued by the trust.  The trustee holds the underlying securities on behalf of the holders of B2B Internet HOLDRS.

Purpose of B2B Internet HOLDRS	B2B Internet HOLDRS are designed to achieve the following:

Diversification.  B2B Internet HOLDRS are designed to allow you to diversify your investment in the B2B segment of the Internet industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

Flexibility.  The beneficial owners of B2B Internet HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the B2B Internet HOLDRS, and can cancel their B2B Internet HOLDRS to receive each of the underlying securities represented by the B2B Internet HOLDRS.

Transaction costs.  The expenses associated with buying and selling B2B Internet HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets
The trust holds shares of common stock issued by specified companies that, when initially selected, were involved in the B2B segment of the Internet industry.  Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change.  Reconstitution events are described in this prospectus under the heading “Description of the Depositary Trust Agreement—Distributions” and “—Reconstitution events.”

The trust’s assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The B2B Internet HOLDRS
The trust has issued, and may continue to issue, B2B Internet HOLDRS that represent an undivided beneficial ownership interest in the shares of common stock that are held by the trust on your behalf.  The B2B Internet HOLDRS are separate from the underlying securities that are represented by B2B Internet HOLDRS.

The following chart provides the:

•	names of the issuers of the underlying securities currently represented by a B2B Internet HOLDRS;

•	stock ticker symbols;

•	share amounts currently represented by a round-lot of 100 B2B Internet HOLDRS; and

•	principal U.S market on which the shares of common stock of the selected companies are traded.

Name of Company	Ticker	Share Amounts	Primary Trading Market

Ariba, Inc.	ARBA	3.4583	NASDAQ
Internet Capital Group, Inc.	ICGE	0.7500	NASDAQ

The companies whose securities were included in the B2B Internet HOLDRS at the time B2B Internet HOLDRS were originally issued were generally considered to be among the 20 largest and most liquid companies involved in the B2B segment of the Internet industry, as measured by market capitalization and trading volume on February 22, 2000.  The market capitalization of a company is determined by multiplying the market price of its common stock by the number of its outstanding common stock.

The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, B2B Internet HOLDRS in a round-lot of 100 B2B Internet HOLDRS and round-lot multiples.  The trust will only issue B2B Internet HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 B2B Internet HOLDRS.  In the event that a fractional share comes to be represented by a round-lot of B2B Internet HOLDRS, the trust may require a minimum of more than one round-lot of 100 B2B Internet HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of B2B Internet HOLDRS.

The number of outstanding B2B Internet HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional B2B Internet HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Purchases	You may acquire B2B Internet HOLDRS in two ways:

•	through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee; or

•	through a cash purchase in the secondary trading market.

Issuance and cancellation fees
If you wish to create B2B Internet HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 B2B Internet HOLDRS, The Bank of New York Mellon as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 B2B Internet HOLDRS.  If you wish to cancel your B2B Internet HOLDRS and withdraw your underlying securities, The Bank of New York Mellon as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 B2B Internet HOLDRS.

Commissions
If you choose to deposit underlying securities in order to receive B2B Internet HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee described above.

Custody fees
The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 B2B Internet HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust.  With respect to the aggregate custody fee payable in any calendar year for each B2B Internet HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to B2B Internet HOLDRS
You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of B2B Internet HOLDRS to the trustee, during the trustee’s business hours, and paying the cancellation fees, taxes and other charges.  You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation.  The trustee will not deliver fractional shares of underlying securities.  To the extent that any cancellation of B2B Internet HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share.  Except with respect to the right to vote for dissolution of the trust, the B2B Internet HOLDRS themselves will not have voting rights.

Rights relating to the underlying securities
B2B Internet HOLDRS represents your beneficial ownership of the underlying securities.  Owners of B2B Internet HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially outside of B2B Internet HOLDRS.  These include the right to instruct the trustee to vote the underlying securities or you may attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge B2B Internet HOLDRS and the right to surrender B2B Internet HOLDRS to receive the underlying securities.  B2B Internet HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of B2B Internet HOLDRS.  However, due to the nature of B2B Internet HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your B2B Internet HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

A holder of B2B Internet HOLDRS is not a registered owner of the underlying securities.  In order to become a registered owner, a holder of B2B Internet HOLDRS would need to surrender their B2B Internet HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities.  As such, you will receive such reports and communications from the broker through which you hold your B2B Internet HOLDRS in the same manner as if you beneficially owned your underlying securities outside of B2B Internet HOLDRS in “street name” through a brokerage account.  The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities.  However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor’s GICS sector classification that is different from the GICS sector classifications represented in the B2B Internet HOLDRS at the time of the distribution.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit, or may lapse.

There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you.  In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee.  If any tax or other governmental charge becomes due with respect to B2B Internet HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your B2B Internet HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your B2B Internet HOLDRS.  For specific information about obtaining your underlying securities, you should read the discussion under the caption “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Ownership rights in fractional shares in the underlying securities
As a result of distributions of securities by companies included in the B2B Internet HOLDRS or other corporate events, such as mergers, a B2B Internet HOLDR may represent an interest in a fractional share of an underlying security.  You are entitled to receive distributions proportionate to your fractional shares.

In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares.  The trustee will aggregate the votes of all of the share fractions represented by B2B Internet HOLDRS and will vote the largest possible number of whole shares.  If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes.  For example, if 100,001 round-lots of 100 B2B Internet HOLDRS are outstanding and each round-lot of 100 B2B Internet HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by B2B Internet HOLDRS.  If holders of 50,000 round-lots of 100 B2B Internet HOLDRS vote their underlying securities “yes” and holders of 50,001 round-lots of 100 B2B Internet HOLDRS vote their underlying securities “no,” there will be 87,500 affirmative votes and 87,501.75 negative votes.  The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events	The depositary trust agreement provides for the automatic distribution of underlying securities from the B2B Internet HOLDRS to you in the following four circumstances:

A.    If an issuer of underlying securities no longer has a class of securities registered under section 9 of the Exchange Act, then the trustee will distribute the shares of that company to the owners of the B2B Internet HOLDRS.

B.    If the Securities and Exchange Commission (the “SEC”) finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the B2B Internet HOLDRS.

C.    If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, or other corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of B2B Internet HOLDRS, only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the B2B Internet HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.  In any other case, the additional securities received will be deposited into the trust.

D.   If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities from the B2B Internet HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

In addition, securities of a new company will be added to the B2B Internet HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor’s GICS sector classification that is different from the GICS sector classification of any other security then included in the B2B Internet HOLDRS or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

It is anticipated, as a result of the broadly defined Standard & Poor’s GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in B2B Internet HOLDRS.  The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities will be included in the B2B Internet HOLDRS or distributed to you.

Standard & Poor’s sector classifications
Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.  The GICS classification standards were exclusively effective as of January 2, 2002.  There are 10 Standard & Poor’s GICS sectors and each class of publicly traded securities of a company is given only one GICS sector classification.  The securities included in the B2B Internet HOLDRS are currently represented in the Information Technology GICS sector.  The Standard & Poor’s GICS sector classifications of the securities included in the B2B Internet HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination events
A.   The B2B Internet HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the B2B Internet HOLDRS are delisted.

B.   The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

C. Beneficial owners of at least 75% of outstanding B2B Internet HOLDRS vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 B2B Internet HOLDRS surrendered, along with any taxes or other governmental charges, if any.

U.S. federal income tax consequences
The U.S. federal income tax laws will treat a U.S. holder of B2B Internet HOLDRS as directly owning the underlying securities.  The B2B Internet HOLDRS themselves will not result in any U.S. federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing	The B2B Internet HOLDRS are listed on the NYSE Arca under the symbol “BHH.”

Trading	Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 B2B Internet HOLDRS. Bid and ask prices, however, are quoted per single B2B Internet HOLDR.

Clearance and settlement
B2B Internet HOLDRS have been issued only in book-entry form.  B2B Internet HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depositary Trust Company, referred to as DTC.  Transfers within DTC will be in accordance with DTC’s usual rules and operating procedures.  For further information see “Description of B2B Internet HOLDRS.”

THE TRUST

General.  This discussion highlights information about the B2B Internet HOLDRS Trust.  You should read this information, information about the depositary trust agreement, as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase B2B Internet HOLDRS.  The material terms of the depositary trust agreement are described in this prospectus under the heading “Description of the Depositary Trust Agreement.”

The B2B Internet HOLDRS Trust.  The trust was formed pursuant to the depositary trust agreement, dated as of February 18, 2000.  The depositary trust agreement was amended on November 22, 2000.  The Bank of New York Mellon is the trustee.  The B2B Internet HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

The B2B Internet HOLDRS Trust is intended to hold deposited shares for the benefit of owners of B2B Internet HOLDRS.  The trustee will perform only administrative and ministerial acts.  The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee.  The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

DESCRIPTION OF B2B INTERNET HOLDRS

The trust has issued B2B Internet HOLDRS under the depositary trust agreement described in this prospectus under the heading “Description of the Depositary Trust Agreement.”  The trust may issue additional B2B Internet HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

You may only acquire, hold, trade and surrender B2B Internet HOLDRS in a round-lot of 100 B2B Internet HOLDRS and round-lot multiples.  The trust will only issue B2B Internet HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 B2B Internet HOLDRS.  In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of B2B Internet HOLDRS, the trust may require a minimum of more than one round-lot of 100 B2B Internet HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of B2B Internet HOLDRS.

B2B Internet HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities.  The companies selected as part of this receipt program are listed above in the section entitled “Highlights of B2B Internet HOLDRS—The B2B Internet HOLDRS.”

Beneficial owners of B2B Internet HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in “street name” outside of the trust.  These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel B2B Internet HOLDRS to receive the underlying securities.  See “Description of the Depositary Trust Agreement.”  B2B Internet HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Exchange Act.

The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt.  B2B Internet HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities.  If, in such case, an owner of B2B Internet HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the B2B Internet HOLDRS.  Such cancellation will require payment of fees and expenses as described in “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

B2B Internet HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC.  B2B Internet HOLDRS are available only in book-entry form.  Owners of B2B Internet HOLDRS may hold their B2B Internet HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

DESCRIPTION OF THE UNDERLYING SECURITIES

Selection criteria.  The underlying securities initially included in the B2B Internet HOLDRS were the common stocks of a group of specified companies, that at the time of selection, were involved in various aspects of the B2B segment of the Internet industry and whose common stock is registered under section 12 of the Exchange Act.  The issuers of the underlying securities were, as of the time of selection, among the largest capitalized and most liquid companies involved in the B2B segment of the Internet industry as measured by market capitalization and trading volume.

As a result of a reconstitution event, a distribution of securities by an underlying issuer or other event, the B2B Internet HOLDRS may no longer consist exclusively of securities issued by companies involved in the B2B segment of the Internet industry.

Underlying securities.  For a list of the underlying securities represented by B2B Internet HOLDRS, please refer to “Highlights of B2B Internet HOLDRS—The B2B Internet HOLDRS.”  The underlying securities may change as a result of a reconstitution event, a distribution of securities by an underlying issuer or other event.

No investigation.  The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies.  Accordingly, before you acquire B2B Internet HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities.  See “Risk Factors” and “Where You Can Find More Information.”  Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of their affiliates.

General background and historical information.  For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer’s securities see “Annex A.”

The following table and graph set forth the composite performance of all of the 2 underlying securities currently represented by a single B2B Internet HOLDR, measured at the close of the business day on December 10, 1999, and thereafter as of the end of each month to February 27, 2009.  The performance table and graph data are adjusted for any splits that may have occurred over the measurement period.  Past performance of the underlying securities are not necessarily indicative of future values.

1999	Closing Price	2000	Closing Price	2001	Closing Price	2002	Closing Price	2003	Closing Price
December 10	29.15	January 31	34.72	January 31	8.71	January 31	1.16	January 31	0.64
December 31	43.90	February 29	43.30	February 28	4.00	February 28	1.03	February 28	0.65
		March 31	35.30	March 30	1.97	March 28	1.04	March 31	0.63
		April 28	21.75	April 30	1.93	April 30	0.85	April 30	0.73
		May 31	14.86	May 31	1.51	May 31	0.66	May 30	0.88
		June 30	25.90	June 29	1.44	June 28	0.70	June 30	0.69
		July 31	29.13	July 31	1.03	July 31	0.53	July 31	0.65
		August 31	37.89	August 31	0.59	August 30	0.50	August 29	0.60
		September 29	32.34	September 28	0.45	September 30	0.31	September 30	0.70
		October 31	28.21	October 31	0.82	October 31	0.55	October 31	0.74
		November 30	13.78	November 30	1.05	November 29	0.97	November 28	0.71
		December 29	11.62	December 31	1.46	December 31	0.57	December 31	0.67

2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price
January 30	0.74	January 31	0.54	January 31	0.39	January 31	0.41	January 31	0.42
February 27	0.70	February 28	0.38	February 28	0.42	February 28	0.41	February 29	0.37
March 31	0.65	March 31	0.32	March 31	0.41	March 30	0.41	March 31	0.41
April 30	0.51	April 29	0.25	April 28	0.39	April 30	0.39	April 30	0.49
May 28	0.49	May 31	0.26	May 31	0.36	May 31	0.41	May 30	0.59
June 30	0.47	June 30	0.25	June 30	0.35	June 29	0.44	June 30	0.57
July 30	0.34	July 29	0.26	July 31	0.34	July 31	0.37	July 31	0.63
August 31	0.30	August 31	0.27	August 31	0.35	August 31	0.39	August 29	0.57
September 30	0.37	September 30	0.26	September 29	0.33	September 28	0.46	September 30	0.55
October 29	0.58	October 31	0.33	October 31	0.34	October 31	0.54	October 31	0.41
November 30	0.62	November 30	0.36	November 30	0.34	November 30	0.49	November 28	0.31
December 31	0.64	December 30	0.32	December 29	0.34	December 31	0.47	December 31	0.29

2009	Closing Price
January 30	0.30
February 27	0.33

DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

General.  The depositary trust agreement, dated as of February 18, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York Mellon, as trustee, other depositors and the owners of the B2B Internet HOLDRS, provides that B2B Internet HOLDRS will represent an owner’s undivided beneficial ownership interest in the common stock of the underlying companies.  The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, as described below.

The trustee.  The Bank of New York Mellon serves as trustee for B2B Internet HOLDRS.  On July 1, 2007, the Bank of New York Company, Inc. and Mellon Financial Corporation merged into The Bank of New York Mellon Corporation or The Bank of New York Mellon.  The Bank of New York Mellon, a New York state-chartered banking organization, is a provider of financial services for institutions, corporations and high net-worth individuals, providing asset and wealth management, asset servicing, issuer services, clearing and execution services and treasury services.

Issuance, transfer and surrender of B2B Internet HOLDRS.  You may create and cancel B2B Internet HOLDRS only in round-lots of 100 B2B Internet HOLDRS.  You may create B2B Internet HOLDRS by delivering to the trustee the requisite underlying securities.  The trust will only issue B2B Internet HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 B2B Internet HOLDRS.  In the event that a fractional share comes to be represented by a round-lot of B2B Internet HOLDRS, the trust may require a minimum of more than one round-lot of 100 B2B Internet HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of B2B Internet HOLDRS.  Similarly, you must surrender B2B Internet HOLDRS in integral multiples of 100 B2B Internet HOLDRS to withdraw deposited shares from the trust.  The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of B2B Internet HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares.  You may request withdrawal of your deposited shares during the trustee’s normal business hours.  The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

Voting rights.  You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

Under the depositary trust agreement, any beneficial owner of B2B Internet HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning B2B Internet HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

Distributions.  You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities.  The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution.  Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly.  Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the B2B Internet HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities in the B2B Internet HOLDRS at the time of the distribution of such securities.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933, as amended (the “Securities Act”).  Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee.  In all other cases, the rights will lapse.

You will be obligated to pay any tax or other charge that may become due with respect to B2B Internet HOLDRS.  The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you.  In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 B2B Internet HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities.  With respect to the aggregate custody fee payable in any calendar year for each B2B Internet HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Record dates.  With respect to dividend payments and voting instructions, the trustee expects to fix the trust’s record dates as close as possible to the record date fixed by the issuer of the underlying securities.

Shareholder communications.  The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

Withdrawal of underlying securities.  You may surrender your B2B Internet HOLDRS and receive underlying securities during the trustee’s normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any.  You should receive your underlying securities no later than the business day after the trustee receives your request.  If you surrender B2B Internet HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 B2B Internet HOLDRS.

Further issuances of B2B Internet HOLDRS.  The depositary trust agreement provides for further issuances of B2B Internet HOLDRS on a continuous basis without your consent.

Reconstitution events.  The depositary trust agreement provides for the automatic distribution of underlying securities from B2B Internet HOLDRS to you in the following four circumstances:

A.
If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the B2B Internet HOLDRS.

B.
If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the B2B Internet HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of B2B Internet HOLDRS, only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the B2B Internet HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

As provided in the depositary trust agreement, securities of a new company will be added to the B2B Internet HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the B2B Internet HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the B2B Internet HOLDRS.  The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the B2B Internet HOLDRS will be distributed from the B2B Internet HOLDRS to you.

Standard & Poor’s sector classifications.  Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.  There are 10 Standard & Poor’s GICS sector classifications and each class of publicly traded securities of a company is given only one GICS sector classification.  The securities included in the B2B Internet HOLDRS are currently represented in the Information Technology GICS sector.  The Standard & Poor’s GICS sector classifications of the securities included in the B2B Internet HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination of the trust.  The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign.  Upon termination, the beneficial owners of B2B Internet HOLDRS will surrender their B2B Internet HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities.  The trust also will terminate if B2B Internet HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the B2B Internet HOLDRS are delisted.  Finally, the trust will terminate if 75% of the owners of outstanding B2B Internet HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

Amendment of the depositary trust agreement.  The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the B2B Internet HOLDRS.  Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of B2B Internet HOLDRS.  Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of B2B Internet HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of B2B Internet HOLDRS.

Issuance and cancellation fees.  If you wish to create B2B Internet HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 B2B Internet HOLDRS.  If you wish to cancel your B2B Internet HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 B2B Internet HOLDRS issued.  The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

Commissions.  If you choose to create B2B Internet HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

Custody fees.  The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 B2B Internet HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee.  With respect to the aggregate custody fee payable in any calendar year for each B2B Internet HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.  The trustee cannot recapture unpaid custody fees from prior years.

Address of the trustee.  The Bank of New York Mellon, ADR Division, 101 Barclay Street, New York, New York 10286.

Governing law.  The depositary trust agreement and the B2B Internet HOLDRS are governed by the laws of the State of New York.  The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

Duties and immunities of the trustee.  The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the B2B Internet HOLDRS.

The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement.  Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the B2B Internet HOLDRS for receipt holders.  A “U.S. receipt holder” is a receipt holder that is:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “non-U.S. receipt holder” is a receipt holder that is an individual, a corporation, an estate or a trust that is neither a U.S. receipt holder nor a partnership (or entity treated as a partnership) for U.S. federal income tax purposes.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds B2B Internet HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership.  Partnerships acquiring B2B Internet HOLDRS, and partners in such partnerships, should consult their tax advisors.

This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis.  The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, U.S. receipt holders that directly or indirectly own 10% or more of the voting stock of an issuer of the underlying securities, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any B2B Internet HOLDRS as part of a conversion transaction, straddle or hedging or other integrated transaction, certain former citizens and residents of the United States and persons subject to U.S. estate, gift or alternative minimum tax.  In addition, this discussion generally is limited to investors who will hold the B2B Internet HOLDRS as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  Moreover, this discussion does not address B2B Internet HOLDRS held by a partnership or other flow through entity for U.S. federal income tax purposes.  We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of B2B Internet HOLDRS

A U.S. receipt holder purchasing and owning B2B Internet HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by B2B Internet HOLDRS.  Consequently, if there is a taxable cash distribution on an underlying security, a U.S. receipt holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the U.S. receipt holder receives the cash distribution from the trustee.

Qualified dividend income received in respect of B2B Internet HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates, which are currently scheduled to expire on December 31, 2010.  Qualified dividend income includes dividends received from domestic corporations and “qualified foreign corporations,” as such term is defined below under “Special considerations with respect to underlying securities of foreign issuers.”  In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder’s holding period with respect to an underlying security may be tolled for any period in which such U.S. receipt holder has diminished its risk of loss in respect of such security by, for example, entering into a hedging transaction.  Special rules apply to a U.S. receipt holder who leverages its investment in B2B Internet HOLDRS.  U.S. receipt holders that are corporations may be eligible for a dividends-received deduction in respect of dividends received from domestic corporations.

A U.S. receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the B2B Internet HOLDRS among the underlying securities based on their relative fair market values at the time of purchase.  Similarly, when a U.S. receipt holder sells B2B Internet HOLDRS, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale.  A U.S. receipt holder’s gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security.  With respect to purchases of B2B Internet HOLDRS for cash in the secondary market, a U.S. receipt holder’s aggregate tax basis in each of the underlying securities will be equal to the purchase price of the B2B Internet HOLDRS.  Similarly, with respect to sales of B2B Internet HOLDRS for cash in the secondary market, the amount realized with respect to a sale of B2B Internet HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

The distribution of any securities by the trust upon the surrender of B2B Internet HOLDRS, the occurrence of a reconstitution event or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares.  Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares.  The U.S. receipt holder’s aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares.  The U.S. receipt holder’s holding period with respect to the distributed securities will include the period that the U.S. receipt holder held the securities through the trust.

Brokerage fees and custodian fees

The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities.  Accordingly, a U.S. receipt holder includes this fee in its tax basis in the underlying securities.  A U.S. receipt holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security.  Similarly, the brokerage fee incurred in selling B2B Internet HOLDRS will reduce the amount realized with respect to the underlying securities.

A U.S. receipt holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid.  These custodian fees will be treated as an expense incurred in connection with a U.S. receipt holder’s investment in the underlying securities and may be deductible.  If a U.S. receipt holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution generally will not be eligible for the dividends-received deduction provided to corporations.

Dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a “qualified foreign corporation” will be eligible for U.S. federal income taxation at the preferential rates for dividends mentioned above.  A qualified foreign corporation includes:

•
a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program;

•	a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States (which includes the NYSE Arca); and

•	a corporation that is incorporated in a possession of the United States;

but will not include a passive foreign investment company (a “PFIC”).

If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars.  In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

Subject to certain conditions and limitations, any foreign income tax withheld on dividends may be deducted from taxable income (provided the U.S. receipt holder does not elect to claim a credit for any foreign income taxes paid or accrued during that taxable year) or credited against a U.S. receipt holder’s U.S. federal income tax liability.  The limitation on foreign income taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income.  For this purpose, dividends distributed by a foreign issuer generally will constitute “passive category income.”  For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign-source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States.  Accordingly, if any foreign income taxes are withheld upon the sale of an underlying security of a foreign issuer, the availability of foreign tax credits with respect to such taxes may be limited unless the U.S. receipt holder has other foreign-source income.  The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax.  Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes.  With respect to these issuers, U.S. receipt holders of B2B Internet HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.  In some cases, however, the U.S. receipt holders of B2B Internet HOLDRS may have to apply independently to a foreign tax authority for a refund of withheld taxes.

Furthermore, special U.S. federal income tax rules apply to U.S. persons owning shares of a PFIC.  At the time the B2B Internet HOLDRS were originally issued, the Initial Depositor was not aware that any of the foreign issuers of the underlying securities was a PFIC. The Initial Depositor and the trustee do not undertake to review, periodically or otherwise, or make inquiries regarding the PFIC status of the underlying issuers or to notify the U.S. receipt holders of such status, and no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner that affects the PFIC determination.  A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

•	at least 75% of its gross income is “passive income;” or

•	on average at least 50% of the gross value of its assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and gains from commodities and securities transactions.

If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the B2B Internet HOLDRS or of the underlying securities or upon the receipt of “excess distributions.”  To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder may be able to make one of certain elections (to the extent available under specific rules and, if applicable, the underlying issuer provides certain requisite information) including an election to be taxed currently on its pro rata portion of the corporation’s income.  If such an election were made, a U.S. receipt holder would be required to include its pro rata share of the corporation’s income, whether or not the income was distributed in the form of dividends or otherwise.

We recommend that U.S. receipt holders consult their independent tax advisors regarding the application of the PFIC rules to their purchase, ownership and disposition of the B2B Internet HOLDRS, including the advisability and feasibility of making any elections thereunder.

U.S. receipt holders also would be required to file IRS Form 8621 in any year in which at least one of the underlying issuers is classified as a PFIC.

Non-U.S. receipt holders

A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers.  A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements.  However, if that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder, then those dividends will be exempt from withholding tax, provided the non-U.S. receipt holder complies with applicable certification requirements.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder.

With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder’s dividends that are effectively connected with a U.S. trade or business or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons.  In addition to this graduated tax, effectively connected dividends or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty.  Under some circumstances, a corporate non-U.S. receipt holder whose dividends are effectively connected or attributable to a U.S. permanent establishment may be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service ( the “IRS”).

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of B2B Internet HOLDRS or of the underlying securities unless:

•
in the case of any gain realized by an individual non-U.S. receipt holder, the non-U.S. receipt holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met;

•
that gain is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder; or

•
the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be “regularly traded on an established securities market” or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

It is expected that the underlying securities are currently “regularly traded on an established securities market” although no assurances can be made that the securities will continue to be so traded.

A non-U.S. receipt holder described in the first bullet point above will be subject to U.S. federal income tax with respect to such gain at a rate of 30% (or lower applicable treaty rate), which gain may be offset by certain losses.  A non-U.S. receipt holder described in the second or third bullet points above will be subject to U.S. federal income tax with respect to such gain on a net income basis at the applicable graduated individual or corporate rates (and, in the case of a corporate non-U.S. receipt holder, may also be subject to a 30% branch profits tax, subject to reduction by an applicable income tax treaty).

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the B2B Internet HOLDRS (or the underlying securities).  If you are a U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you are an exempt holder (such as a corporation or tax exempt entity) or provide your taxpayer identification number to the paying agent and comply with certain certification procedures.  If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.  However, payments of dividends to non-U.S. receipt holders will be reported to the IRS even if such payments are not otherwise subject to the information reporting requirements.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS on a timely basis.

The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder’s or an issuer’s particular facts and circumstances.  We recommend that investors consult their own tax advisors.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to have a plan acquire B2B Internet HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied.  Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of B2B Internet HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

PLAN OF DISTRIBUTION

In accordance with the depositary trust agreement, the trust issued B2B Internet HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive B2B Internet HOLDRS.  The trust delivered the initial distribution of B2B Internet HOLDRS against deposit of the underlying securities in New York, New York on approximately January 17, 2001.

Investors who purchase B2B Internet HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account.  We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions.  Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with some of the issuers of the underlying securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the B2B Internet HOLDRS.  Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions.  Market-making sales will be made at prices related to prevailing market prices at the time of sale.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the B2B Internet HOLDRS.  Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

LEGAL MATTERS

Legal matters, including the validity of the B2B Internet HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of B2B Internet HOLDRS, by Shearman & Sterling LLP, New York, New York.  Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the B2B Internet HOLDRS.

WHERE YOU CAN FIND MORE INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the B2B Internet HOLDRS.  While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement.  You should consider reviewing the full text of those exhibits.

The registration statement is available over the Internet at the SEC’s Web site at http://www.sec.gov.  You also may read and copy the registration statement at the SEC’s public reference rooms in Washington, D.C.  Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.  Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act.  The trust will file modified reports pursuant to the Exchange Act.

Since the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC.

For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC’s public reference facilities or accessed through the SEC’s Web site referenced above.  However, some of the issuers of the underlying securities may be considered foreign issuers.  The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers.  In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR.  Therefore, this information may not be accessible through the SEC’s Web site.  Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to B2B Internet HOLDRS.  This prospectus relates only to B2B Internet HOLDRS and does not relate to the other securities of the issuers of the underlying securities.  The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph.  We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with B2B Internet HOLDRS.  We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete.  Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the B2B Internet HOLDRS have been publicly disclosed.

ANNEX A

This annex forms an integral part of the prospectus.

The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2004, 2005, 2006, 2007 and 2008, through February 27, 2009.  The historical prices of the underlying securities should not be taken as an indication of future performance.

ARIBA, INC. (ARBA)

Ariba, Inc., provides spend management solutions that enable enterprises to manage the purchasing of non-payroll goods and services primarily in the United States.  Its solutions include software, network access, and professional services. The company's software and services streamline and enhance the business processes related to the identification of suppliers of goods and services, the negotiation of the terms of purchases and the management of ongoing purchasing and settlement activities.  Ariba offers spend management solutions, including visibility, sourcing, contract management, procurement and expense, invoice and payment and supplier management solutions. Ariba offers its solutions through its direct sales force and indirect sales channels.

2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price

January	19.56	January	13.88	January	9.34	January	9.30	January	9.97	January	7.64
February	18.66	February	9.11	February	10.20	February	9.31	February	8.92	February	8.75
March	16.98	March	7.76	March	9.78	March	9.40	March	9.66
April	13.44	April	6.03	April	9.24	April	8.82	April	11.87
May	13.08	May	6.15	May	8.49	May	9.31	May	14.84
June	11.94	June	5.77	June	8.23	June	9.91	June	14.71
July	8.69	July	6.18	July	7.80	July	8.35	July	16.41
August	7.44	August	5.94	August	8.28	August	8.80	August	14.73
September	9.34	September	5.70	September	7.49	September	10.78	September	14.13
October	15.35	October	7.81	October	7.55	October	12.94	October	10.70
November	16.50	November	8.63	November	7.56	November	11.87	November	8.05
December	16.60	December	7.35	December	7.74	December	11.15	December	7.21

A-1

INTERNET CAPITAL GROUP, INC. (ICGE)

Internet Capital Group, Inc. is a principal investment firm specializing in investments in on-demand Internet software and service businesses including web-enabled software platform.  The firm invests in companies that have minimum revenues of $10 million and seeks to acquire 30 percent to 40 percent stakes in its portfolio companies.

2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price

January	8.20	January	7.52	January	9.06	January	11.13	January	9.47	January	4.31
February	7.20	February	8.32	February	9.10	February	11.44	February	8.70	February	4.05
March	8.00	March	7.02	March	9.42	March	10.70	March	10.47
April	5.60	April	5.51	April	9.35	April	11.97	April	10.05
May	5.43	May	5.80	May	8.62	May	11.68	May	10.06
June	7.70	June	7.33	June	9.00	June	12.40	June	7.73
July	5.25	July	6.83	July	8.82	July	11.42	July	8.04
August	5.50	August	8.06	August	9.00	August	11.36	August	8.45
September	6.46	September	8.81	September	9.45	September	12.00	September	8.11
October	6.86	October	8.54	October	10.48	October	12.84	October	5.72
November	6.87	November	8.30	November	10.31	November	11.17	November	3.68
December	9.00	December	8.22	December	10.26	December	11.74	December	5.45

A-2

1,000,000,000 Depositary Receipts

B2B Internet HOLDRSSM Trust

PROSPECTUS

March 11, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers.  In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

See Exhibit Index.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)  For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 9 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on March 11, 2009.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	*
Name:	Joseph F. Regan
Title:	First Vice President, Chief Financial
Officer and Controller

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 9 to the Registration Statement has been signed by the following persons in the capacities indicated below on March 11, 2009.

Signature		Title

*		Director and Executive Vice President
Daniel C. Sontag		(Principal Executive Officer)

*		First Vice President, Chief Financial Officer and Controller
Joseph F. Regan

*		Director and Executive Vice President
Thomas K. Montag

*		Director and Senior Vice President
Carlos M. Morales

*		Director and Senior Vice President
Candace E. Browning

*By:	/s/ Thomas W. Lee	Attorney-in-Fact
Thomas W. Lee

INDEX TO EXHIBITS

Exhibits

*4.1
Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on February 10, 2000 as an exhibit to Amendment No. 1 to the registration statement on Form S-1 for B2B Internet HOLDRS.

*4.2
Form of Amendment No. 2 to the Standard Terms for Depository Trust Agreements, dated as of November 22, 2000, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement on Form S-1 for B2B Internet HOLDRS.

*5.1
Opinion of Shearman & Sterling LLP regarding the validity of the B2B Internet HOLDRS Receipts, filed on February 10, 2000 as an exhibit to Amendment No. 1 to the registration statement on Form S-1 for B2B Internet HOLDRS.

*8.1
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on February 10, 2000 as an exhibit to Amendment No. 1 to the registration statement on Form S-1 for B2B Internet HOLDRS.

*24.1	Power of Attorney (included in Part II of Registration Statement) filed on February 3, 2000 as an exhibit to the registration statement filed on Form S-1 for B2B Internet HOLDRS.

*24.2	Power of Attorney of Dominic Carone, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement on Form S-1 for B2B Internet HOLDRS.

*24.3	Power of Attorney of John J. Fosina, E. Stanley O’Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

*24.4	Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and Joseph F. Regan.

*24.5	Power of Attorney of Robert J. McCann and Joseph F. Regan.

24.6	Power of Attorney of Daniel C. Sontag.

24.7	Power of Attorney of Thomas K. Montag.

___________
*  Previously filed.